AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into this 1st day of January 2018, (the “Effective Date”) between Royal Energy Resources, Inc., a Delaware corporation (the “Company”), and William L. Tuorto (“Executive”).

W I T N E S S E T H:

WHEREAS, the Company and the Executive originally entered into an Employment Agreement, originally dated October 13, 2015 (the “Original Agreement”);

WHEREAS, the Company and the Executive have agreed to amend the Original Agreement, as provided for herein.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Section 1 of the Original Agreement is hereby deleted and replaced in its entirety with the following language:

“1. Employment, Title and Responsibilities. Subject to the terms and conditions of this Agreement, the Company hereby employs Executive, and Executive hereby accepts employment with the Company, beginning as of the Effective Date. The Executive shall be employed as the Chairman and Executive Chairman for the Company. The duties of the Executive shall include the duties and responsibilities that are typically performed by an Executive Chairman, as well as such other unrelated services and duties as may reasonably be assigned to the Executive from time to time by the board of directors (the “Board”) and/or any Executive Committee approved by the Board and delegated authority by the Board (the “Executive’s Services”).”

2. Section 2 of the Original Agreement is hereby deleted and replaced in its entirety with the following language:

“2. Time Commitment; Location of Services. During the Term, Executive will devote all of his business time and efforts to the performance of his duties hereunder and to his duties under his employment agreement with Rhino GP LLC (“Rhino”), with the expectation that the Executive’s business time and efforts shall be allocated between the Employer and Rhino roughly in proportion to the amount of base salary payable by the Employer and Rhino to the Executive. The Executive will not, without the express written consent of the Company, during the term of this Agreement directly or indirectly actively engage in any other business, either as Executive, employer, consultant, principal, officer, director, advisor, or in any other capacity, either with or without compensation, without the prior written consent of Company. Executive shall perform his duties primarily at the principal offices of the Company in Charleston, South Carolina, and at such other place(s) as the need, business, or opportunities of the Company may require from time to time.”

3. Exhibit A of the Original Agreement shall be amended as follows:

a. Executive’s Titles shall be Director and Executive Chairman;

b. The “Change of Control Bonus” is hereby removed.

4. Notwithstanding any provision of the Original Agreement or this Amendment, the Company acknowledges that nothing contained therein shall prohibit the Executive from performing services for and receiving compensation from Rhino, in any nature or capacity whatsoever, and any subsidiaries or affiliates thereof.

5. Except as specifically set forth herein, this Amendment does not limit, modify, amend, waive, grant any consent with respect to, or otherwise affect any other provision of the Original Agreement, all of which shall remain in full force and effect and are hereby ratified and confirmed. This Amendment does not entitle, or imply any consent or agreement to, any further or future modification of, amendment to, waiver of, or consent with respect to any provision of the Original Agreement.

6. This Amendment may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery by email or telecopier of an executed counterpart of a signature page to this Amendment shall be as effective as delivery of the original executed counterpart. This Amendment, together with the Original Agreement, sets forth the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

[SIGNATURE PAGE TO FOLLOW]

2

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

EXECUTIVE:

Name:	William L. Tuorto

ROYAL ENERGY RESOURCES, INC.:

By:
Title:
Name:

3